FOR IMMEDIATE RELEASE
Wellington Management to Acquire Hartford Funds from The Hartford
Evolution of long-standing strategic partnership creates single full-service firm with robust U.S. Wealth business, integrating investment management, distribution and servicing capabilities
Expected net present value of the transaction estimated to be $1.9 billion1
BOSTON and HARTFORD, Conn., – June 3, 2026: Wellington Management (“Wellington”), one of the world’s leading independent investment managers, and The Hartford (NYSE: HIG), today announced they have entered into a definitive agreement under which Wellington will acquire Hartford Funds, a leading provider of investment solutions for the wealth management market. Upon closing, Hartford Funds will be integrated into Wellington’s U.S. Wealth business and going forward the business will operate under the Wellington brand.
This transaction will allow Wellington to offer financial advisors and investors broader access to investment capabilities, a deeper distribution platform, and more integrated support across the U.S. wealth management landscape. This will be achieved by combining Wellington’s global institutional investment expertise with Hartford Funds’ established advisor relationships. This acquisition transforms the companies’ long-term, strategic partnership into a single, full-service firm that can deliver stronger outcomes for financial advisors and investors in the decades ahead. The combined organization will be a stronger independent investment manager well-positioned to compete as the industry continues to evolve.
Jean Hynes, CEO and managing partner at Wellington Management, said, “For more than 40 years, Wellington and Hartford Funds have partnered together in support of advisors and investors, and I’m excited about what this combination means for the future of both organizations. Wellington’s nearly century-long investment heritage is underscored by a deep commitment to supporting advisors, investors, and employees, and I know that the Hartford Funds team shares this commitment. Together, we are building on the strengths that have defined our relationship to reinforce our commitment to the U.S. wealth market through expanded access to investment capabilities, broader distribution reach, and enhanced resources for advisors and investors. I look forward to continuing to build on the strengths that have defined our partnership together in the years ahead.”
The Hartford’s Chairman and CEO Christopher Swift said, “We are proud of the strong advisor-centric fund company that we have built, powered by Wellington’s outstanding investment capabilities for many years. This transaction allows us to realize immediate and continued value for The Hartford’s shareholders and positions Hartford Funds’ exceptional people for ongoing success. This combination creates the ideal long-term home for Hartford Funds.”
A Four-Decade Strategic Partnership
Wellington and Hartford Funds share a deep partnership that spans more than four decades, built on a consistent focus of delivering strong outcomes for financial advisors and investors. The relationship began in 1978 and formally evolved in 1984 with the launch of a long-standing sub-advisory partnership across mutual funds. Since then, the partnership has broadened to
1 Calculated at a discount rate of 11% and subject to market and operating performance.

include new capabilities such as ETFs and additional investment strategies, reflecting a shared commitment to innovation and growth. Today, Wellington sub-advises 83% of Hartford Funds’ approximately $160 billion in assets, supported by a 160-plus-person client-facing team with deep experience representing Wellington’s investment platform.
Strategic and Operational Benefits of Transaction
•A Single, Integrated Full-Service Platform: The transaction will combine Wellington’s institutional investment expertise and nearly century-long investment heritage with Hartford Funds’ scaled advisor distribution platform and deep intermediary relationships. The result will be a stronger, strategically aligned U.S. wealth platform spanning investment management, distribution and servicing.
•Expanded Capabilities and Solutions for Advisors and Investors: As a single, integrated platform, Wellington will provide advisors with broader access to investment strategies and solutions across mutual funds, ETFs, SMAs, models, and alternative investments, supported by deeper insights, expanded capabilities, and enhanced service resources designed to help advisors meet clients’ evolving needs.
•Positioned for Long-Term Growth: By operating as a single full-service firm, Wellington will drive long-term growth across the wealth market through expanded access to investment capabilities, a scaled advisor distribution platform, and extended market reach. The combined organization will include approximately 200 client-facing professionals delivering broader solutions, more coordinated support, and a simpler, more cohesive experience for advisors and their clients.
Christina Kopec Rooney, head of U.S. Wealth at Wellington Management, commented, “This combination sharpens our competitive edge and value to advisors and our clients — uniting Wellington’s investment capabilities and global wealth and institutional experience with Hartford Funds’ U.S. distribution scale and trusted team. I am excited by our collective strengths and the potential to innovate and deliver world-class investment solutions, deeper insights, and expanded access to Wellington, including alternatives — a compelling union after decades of close partnership.”
Greg Frost, president of Hartford Funds, said, “Hartford Funds’ and Wellington’s partnership is rooted in shared values, organizational alignment and a focus on delivering investment excellence for advisors and investors. We are excited to become part of a single, integrated Wellington platform and believe this combination represents not only continuity for our clients and teams, but also a reaffirmation of our shared investment philosophy. We look forward to working together to build on our history and create new opportunities for growth and innovation.”
Transaction Terms
The net present value of the transaction is estimated to be $1.9 billion. Under the agreement, The Hartford will receive $300 million in cash at closing and additional payments based on the available after-tax cash generated by the combination of Hartford Funds’ business and Wellington’s business supporting Hartford Funds, including the sale of certain other Wellington-

sponsored products in the U.S. wealth market, over 7 years2 following the close of the transaction. The deal is expected to close in the first quarter of 2027, subject to regulatory and fund approvals.
Advisors
J.P. Morgan Securities LLC is acting as financial advisor to Wellington, with Paul, Weiss, Rifkind, Wharton & Garrison LLP acting as the company’s legal advisor. Goldman Sachs & Co. LLC is acting as financial advisor to The Hartford, with Weil, Gotshal & Manges LLP as the company’s legal advisor.
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About Wellington Management
Wellington Management is one of the world’s largest independent investment management firms, serving as a trusted advisor to over 2,500 clients in more than 60 countries. The firm manages more than $1.35 trillion, as of April 30, 2026, for fund sponsors, global wealth managers, family offices, pensions, endowments and foundations, insurers, and other clients. Wellington aspires to provide excellent service to clients through a unique combination of independence enabled by its distinctive private partnership model, diverse perspectives through its unified, multi-asset investment platform, and relentless curiosity and intellectual rigor fostered by its enduring collaborative culture. For more information, visit wellington.com.
About The Hartford
The Hartford is a leader in property and casualty insurance and employee benefits. With more than 200 years of expertise, The Hartford is widely recognized for its service excellence, sustainability practices, trust and integrity. More information on the company and its financial performance is available at https://www.thehartford.com.
The Hartford Insurance Group, Inc., (NYSE: HIG) operates through its subsidiaries under the brand name, The Hartford, and is headquartered in Hartford, Connecticut. For additional details, please read The Hartford’s legal notice: https://www.thehartford.com/legal-notice.
From time to time, The Hartford may use its website and/or social media channels to disseminate material company information. Financial and other important information regarding The Hartford is routinely accessible through and posted on our website at https://ir.thehartford.com.
About Hartford Funds
Hartford Funds offers mutual funds, ETFs and 529 college savings plans built for diverse client needs. Excluding affiliated funds of funds, Hartford Funds’ investment advisory business had approximately $160.2 billion in discretionary and non-discretionary assets under management as of April 30, 2026. Through the firm’s systematic capabilities and deep, strategic relationships with our active management sub-advisors, Wellington Management and Schroders – two of the largest and longest-standing institutional investment managers in the world – Hartford Funds is committed to designing an investment platform clients can trust. The firm’s comprehensive
2 The 7-year period may be reduced or extended based on agreed upon performance thresholds.

product suite comprises actively managed strategies, including fixed income, equity and multi-strategy options, as well as a line-up of systematic ETFs that leverage a proprietary risk-optimized indexing approach. Beyond investments, Hartford Funds has partnerships with institutions like the MIT AgeLab and other leading experts to help investors navigate longevity and enhance quality of life, while supporting financial professionals as they deepen relationships with clients. For more information, visit hartfordfunds.com.

Press Contacts:
Wellington Management: Robyn Tice – rtice@wellington.com
The Hartford: Matthew Sturdevant – matthew.sturdevant@thehartford.com
Investor Contact:
The Hartford: Kate Jorens – kate.jorens@thehartford.com

This release may contain statements deemed to be forward-looking statements. All statements, other than historical facts, contained within this document that address activities, events or developments that Wellington Management or The Hartford expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on assumptions and analysis made by Wellington Management and The Hartford in light of their respective experience and perception of historical trends, current conditions, expected future developments and other factors they believe are appropriate in the circumstances, which may be detailed herein. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Wellington Management’s and The Hartford’s control. Please note that any such statements are not guarantees of any future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. In addition, forward-looking statements made by The Hartford are intended to qualify for the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Investors should consider the important risks and uncertainties that may cause actual results to differ materially, including those discussed in The Hartford’s 2025 Annual Report on Form 10-K, subsequent Quarterly Reports on Forms 10-Q, and other filings The Hartford makes with the Securities and Exchange Commission. Neither Wellington Management nor The Hartford undertakes any obligation to update any forward-looking statements contained in this release, which speak only as of the date issued.